                                                                      EXHIBIT 21
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                         SUBSIDIARIES OF THE REGISTRANT
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

Name of Subsidiary                             Jurisdiction of Incorporation
------------------                             -----------------------------
JP Foodservice Distributors, Inc. (1)          Delaware

Sky Bros., Inc. (2)                            Pennsylvania

Illinois Fruit & Produce Corp. (2)             Illinois


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(1)  Conducts business in Maryland as JP Broadline Distributors, Inc.
(2)  Second-tier wholly-owned subsidiary of JP Foodservice Distributors, Inc.